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                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

                                                   JURISDICTION OF   ADDITIONAL NAME(S) UNDER WHICH
               NAME OF SUBSIDIARY                   INCORPORATION    THE COMPANY CARRIES ON BUSINESS
               ------------------                   -------------    -------------------------------
InOne Holdings Limited                             UK

Farnell Electronic Components Ltd                  UK

Farnell Electronic Components Pty Ltd              Australia         Farnell InOne

Farnell Electronic Components Limited              New Zealand       Farnell InOne

Farnell InOne GmbH                                 Germany           Farnell InOne

Farnell Danmark AS                                 Denmark           Farnell InOne, Kent Industries

Oy Farnell (Finland) AB                            Finland           Farnell InOne

Farnell Components AB                              Sweden            Farnell InOne

Farnell AG                                         Switzerland       Farnell InOne

Farnell Components Limited (Ireland)               Eire              Farnell InOne

Farnell (France) SAS                               France            Farnell InOne

Farnell (Netherlands) BV                           Netherlands       Farnell InOne

Farnell-Newark InOne Distribuidora de Componentes  Brazil            Farnell-Newark InOne
Eletronicos Ltda.

Farnell Components Pte Ltd                         Singapore         Farnell InOne

Farnell Components (M) SDN BHD                     Malaysia          Farnell InOne

Farnell Components (HK) Ltd                        Hong Kong         Farnell InOne

Farnell Components SL                              Spain             Farnell InOne

Farnell (Belgium) NV                               Belgium           Farnell InOne

Combined Precision Components PLC                  UK

Premier Farnell [Ireland]                          Ireland

Premier Farnell Holding Inc.                       Delaware, USA

Farnell Holding BV                                 Belgium

                                       A-1
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
                                                   JURISDICTION OF                   ADDITIONAL NAME(S) UNDER WHICH
             NAME OF SUBSIDIARY                     INCORPORATION                    THE COMPANY CARRIES ON BUSINESS
-----------------------------------------------------------------------------------------------------------------------------------
Farnell Holding Limited                            UK

Farnell Overseas                                   UK

Meladell Limited                                   UK

Premier Farnell International S.a.r.l.             Luxembourg

Premier Farnell Corp.                              Delaware, USA

Newark Electronics Corporation                     Illinois, USA

Newark Corporation                                 Indiana, USA      Cadillac Electric, Newark InOne
                                                                     Cadillac Electric and Automation

Premier Farnell UK Limited                         UK                BuckHickman InOne, Farnell InOne, CPC

MCM Electronics, Inc.                              Delaware, USA     MCM, an InOne company

Premier Farnell, LLC                               Delaware, USA     Akron Brass, TPC Wire & Cable

Premier Farnell Canada Limited                     Ontario, Canada   Akron Manufacturing, TPC Wire & Cable

NV Premier Industrial Belgium SRL                  Belgium           Kent, Rotanium

Premier Industrial Deutschland GmbH                Germany           Kent Industries, Rotanium Products

Premier Industrial Holland BV                      Netherlands       Rotanium Products, Kent Industries, Certanium

Premier Industrial France SARL                     France            Kent, Kent Automotive, Kent Industrial, Kent Industries, Kent
                                                                     Bike, Rotanium, Rotanium Products, Certanium, Certanium Alloys

Premier Industrial Italia Srl                      Italy             Kent

Premier Industrial (UK) Ltd                        UK                Kent Industries

Premierco Espana SL                                Spain             Kent Industries

TPC Wire and Cable de Mexico S. de RL de CV        Mexico            TPC Wire & Cable

Premier Farnell Electronics de Mexico S de         Mexico            Newark InOne
R.L. de C.V.

Premier Farnell de Mexico S. de R.L. de C.V.       Mexico

                                                   JURISDICTION OF   ADDITIONAL NAME(S) UNDER WHICH
             NAME OF SUBSIDIARY                     INCORPORATION    THE COMPANY CARRIES ON BUSINESS
----------------------------------------------------------------------------------------------------
TPC Wire and Cable Services de Mexico S. de        Mexico
R.L. de C.V.

Premier Farnell Electronic Services de Mexico      Mexico
S. de R.L. de C.V.

Premier Farnell Asia Pte Limited                   Singapore

Farnell Components (Israel) Limited                Israel

Premier Farnell International France SAS           France

Premier Farnell Finance Limited (Ireland)          Eire

Premier Farnell Properties Inc.                    Ohio, USA

Pre Co., Inc.                                      Delaware, USA

Premier Farnell Service Corporation                Ohio, USA

Farnell Finance Limited                            UK

Farnell Newark InOne (Shanghai) Co. Ltd.           China             Farnell Newark InOne

Farnell Italia SRL                                 Italy             Farnell InOne